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                                                                    EXHIBIT 10.4

                            COMMERCIAL LEASE CONTRACT

                                                                  March 17, 1998

         THIS LEASE, made this 17th day of March, 1998, by and between GBC Properties, LLC, first party, (hereinafter called "Landlord") and Gwinnett Banking Company, second party, (hereinafter called "Tenant").

                              W I T N E S S E T H:


PREMISES                   1. The Landlord, for and in consideration of the
                  rents, covenants, agreements and stipulations hereinafter mentioned, reserved, and contained, to be paid, kept and performed by the Tenant, has leased and rented, and by these presents does lease and rent, unto the said Tenant, and said Tenant hereby agrees to lease take upon the terms and conditions which hereinafter appear, the following described property (hereinafter called premises), to wit: See Exhibit "A" attached hereto and incorporated herein by this reference.

                  and being known as 165 Nash Street, Lawrenceville, Georgia 30246, together with all improvements located thereon. No easement for light or air is included in the premises.

TERM                       2. To have and to hold the same for a term of five
                  (5) years beginning on the _____ day of _________________,
                  19__ and ending on the ____ day of ___________________, 2000, at midnight, unless sooner terminated as hereinafter provided.

RENTAL                     3. Tenant agrees to pay Landlord at office in
                  Lawrenceville promptly on the first day of each month in advance, during the term of this lease, a monthly rental of Fifteen Dollars ($15.00) per square foot.

UTILITY BILLS              4. Tenant shall pay all utility bills, including, but
                  not limited to water, sewer, gas, electricity, fuel, light, and heat bills for the leased premises and Tenant shall pay all charges for garbage collection services or other sanitary services rendered to the leased premises or used by Tenant in connection therewith. If Tenant fails to pay any of said utility bills or charges for garbage collection or other sanitary services, Landlord may pay the same and such payment may be added to the rental of the premises next due as additional rental.

USE OF PREMISES            5. Premises shall be used for banking and related
                  purposes and no other. Premises shall not be used for any illegal purposes; nor in any manner to create any nuisance or trespass; nor in any manner to vitiate the insurance or increase the rate of insurance on premises.

ABANDONMENT OF             6. Tenant agrees not to abandon or vacate leased
LEASED PREMISES   premises during the period of this lease, and agrees to use said premises for purpose herein leased until the expiration hereof.


REPAIRS BY TENANT          7. Tenant accepts the leased premises in their
                  present condition and as suited for the uses intended by Tenant. Tenant shall, throughout the initial term of this lease and all renewals thereof, at its expense, maintain in good order and repair the leased premises, including the building and other improvements located thereon, except those repairs expressly required to be made by Landlord. Tenant further agrees to care for the grounds around the building, including the mowing of grass, paving, care of shrubs and general landscaping. Tenant agrees to return said premises to Landlord at the expiration, or prior to termination, of this lease in as good condition and repair as when first received, natural wear and tear, damage by storm, fire, lightning, earthquake or other casualty alone excepted.

                           Elevators, (if any) are accepted by Tenant as in
                  satisfactory operating condition on this date, and Tenant, at his own expense, shall maintain said elevators in good operating condition during the term of this lease, or any extension thereof.



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TAX ESCALATION             8. Tenant shall pay upon demand, as additional rental
                  during the term of this lease and any extension or renewal thereof, the amount by which all taxes (including, but not limited to, ad valorem taxes, special assessments and any other governmental charges) on the premises for each tax year exceeds all taxes on the premises for the tax year 1996. In the event the premises are less than the entire property assessed for such taxes for any such tax year, the tax for any such year applicable to the premises shall be determined by proration on the basis that the rentable floor area of the premises bears to the rentable floor area of the entire property assessed. If the final year of the lease term fails to coincide with the tax year, then any excess for the tax year during which the term ends shall be reduced by the pro rata part of such tax year beyond the lease term. If such taxes for the year in which the lease terminates are not ascertainable before payment of the last month's rental, then the amount of such taxes assessed against the property for the previous tax year shall be used as a basis of determining the pro rata share, if any, to be paid by Tenant for that portion of the last lease year. Tenant's pro rata portion of increased taxes, as provided herein, shall be payable within fifteen days after receipt of notice from Landlord or Agent as to the amount due.


DESTRUCTION OF OR          9. If premises are totally destroyed by storm, fire,
DAMAGE TO         lightning, earthquake or other casualty, this lease shall
PREMISES          terminate as of the date of such destruction, and rental shall be accounted for as between Landlord and Tenant as of that date. If premises are damaged but not wholly destroyed by any such casualties, rental shall abate in such proportion as use of premises to substantially the same condition as before damage as speedily as practicable, whereupon full rental shall recommence.

INDEMNITY                  10. Tenant agrees to indemnify and save harmless the
                  Landlord against all claims for damages to persons or property by reason of use or occupancy of the leased premises, and all expenses incurred by Landlord because thereof, including attorneys' fees and court costs.


GOVERNMENTAL               11. Tenant agrees, at his own expense, to promptly
ORDERS comply with all requirements of any legally constituted public authority made necessary by reason of Tenant's occupancy of said premises. Landlord agrees to promptly comply with any such requirements if not made necessary by reason of Tenant's occupancy. It is mutually agreed, however, between Landlord and Tenant, that if in order to comply with such requirements, the cost to Landlord or Tenant, as the case may be, shall exceed a sum equal to one year's rent, then Landlord or Tenant who is obligated to comply with such requirements is privileged to terminate this lease by giving written notice of termination to the other party, by registered mail, which termination shall become effective sixty (60) days after receipt of such notice, and which notice shall eliminate necessity of compliance with such requirement by party giving such notice unless party receiving such notice of termination shall, before termination becomes effective, pay to party giving notice all costs of compliance in excess of one year's rent, or secure payment of said sum in manner satisfactory to party giving notice.


CONDEMNATION               12. If the whole of the leased premises, or such
                  portion thereof as will make premises unusable for the purposes herein leased, be condemned by any legally constituted authority for any public use or purpose, then in either of said events the term hereby granted shall cease from the date when possession thereof is taken by public authorities, and rental shall be accounted for as between Landlord and Tenant as of said date. Such termination, however, shall be without prejudice to the rights of either Landlord or Tenant to recover compensation and damage caused by condemnation from the condemnor. It is further understood and agreed that neither the Tenant nor Landlord shall have any rights in any award made to the other by any condemnation authority notwithstanding the termination of the lease as herein provided.


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ASSIGNMENT AND             13. Tenant may sublease portions of the leased
SUBLETTING        premises to others provided such sublessee's operation is a part of the general operation of Tenant and under the supervision and control of Tenant, and provided such operation is within the purposes for which said premises shall be used.
                  Except as provided in preceding sentence, Tenant shall not, without the prior written consent of Landlord endorsed hereon, assign this lease or any interest hereunder, or sublet premises or any part thereof, or permit the use of premises by any party other than Tenant. Consent to any assignment or sublease shall not destroy this provision, and all later assignments or subleases shall be made likewise only on the prior written consent of Landlord. Assignee of Tenant, at option of Landlord, shall become directly liable to Landlord for all obligations of Tenant hereunder, but no sublease or assignment by Tenant shall relieve Tenant of any liability hereunder.

REMOVAL OF                 14. Tenant may (if not in default hereunder) prior to
FIXTURES the expiration of this lease, or any extension thereof, remove all fixtures and equipment which he has placed in premises, provided Tenant repairs all damage to premises caused by such removal.

CANCELLATION               15. It is mutually agreed that in the even the Tenant
OF LEASE          shall default in the payment of rent, including additional
BY LANDLORD       rent, herein reserved, when due, and fails to cure said
                  default within five (5) days after written notice thereof from Landlord; or if Tenant shall be in default in performing any of the terms or provisions of this lease other than the provision requiring the payment of rent, and fails to cure such default within thirty (30) days after the date of receipt of written notice of default from Landlord; or if Tenant is adjudicated bankrupt; or if a permanent receiver is appointed for Tenant's property and such receiver is not removed within sixty days after written notice from Landlord to Tenant to obtain such removal; or if, whether voluntarily or involuntarily, Tenant takes advantage of any debtor relief proceedings under any present or future law, whereby the rent or any part thereof is, or is proposed to be, reduced or payment thereof deferred; or if Tenant makes an assignment for benefit of creditors; or if Tenant's effect should be levied upon or attached under process against Tenant, not satisfied or dissolved within thirty (30) days after written notice from Landlord to Tenant to obtain satisfaction thereof; then, and in any of said events, Landlord at his option may at once, or within six (6) months thereafter (but only during continuance of such default or condition), terminate this lease by written notice to Tenant; whereupon this lease shall end. After an authorized assignment or subletting of the entire premises covered by this lease, the occurring of any of the foregoing defaults or events shall affect this lease only if caused by, or happening to, the assignee or sublessee. Any notice provided in this paragraph may be given by Landlord, or his attorney. Upon such termination by Landlord, Tenant will at once surrender possession of the premises to Landlord and remove all of Tenant's effects therefrom; and Landlord may forthwith re-enter the premises and repossess himself thereof, and remove all persons and effects therefrom, using such force as may be necessary without being guilty of trespass, forcible entry or detainer or other tort.

RELETTING                  16. Landlord, as Tenant's agent, without terminating
BY LANDLORD       this lease, upon Tenant's breaching this contract, may at
                  Landlord's option enter upon and rent premises at the best price obtainable by reasonable effort, without advertisement and by private negotiations and for any term Landlord deems proper. Tenant shall be liable to Landlord for the deficiency, if any, between Tenant's rent hereunder and the price obtained by Landlord on reletting.

EXTERIOR SIGNS             17. Tenant shall place no signs upon the outside
                  walls or roof of the leased premises except with the written consent of the Landlord. Any and all signs placed on the within leased premises by Tenant shall be maintained in compliance with rules and regulations governing such signs and the Tenant shall be responsible to Landlord for any damage caused by installation, use, or maintenance of said signs, and Tenant agrees upon removal of said signs to repair all damage incident to such removal.

ENTRY FOR                  18. Landlord may card premises "For Rent" or "For
CARDING, ETC.     Sale" thirty (30) days before the termination of this lease.
                  Landlord may enter the premises at reasonable hours to exhibit same to prospective purchasers or tenants and to make repairs required of Landlord under the terms hereof, or to make repairs to Landlord's adjoining property, if any.


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EFFECT OF                  19. No termination of this lease prior to normal
TERMINATION OF    ending thereof, by lapse of time or otherwise, shall affect
LEASE             Landlord's right to collect rent for the period prior to
                  termination thereof.



MORTGAGEE'S                20. Tenant's rights shall be subject to any bona fide
RIGHTS mortgage or deed to secure debt which is now, or may hereafter be, placed upon the premises of Landlord.

NO ESTATE IN LAND          21. This contract shall create the relationship of
                  Landlord and Tenant between the parties hereto; no estate shall pass out of Landlord. Tenant has only a usufruct, not subject to levy and sale, and not assignable by Tenant except by Landlord's consent.

HOLDING OVER               22. If Tenant remains in possession of premises after
                  expiration of the term hereof, with Landlord's acquiescence and without any express agreement of parties, Tenant shall be a tenant at will at rental rate in effect at end of lease; and there shall be no renewal of this lease by operation of law.

ATTORNEY'S FEES            23. If any rent owing under this lease is collected
AND HOMESTEAD     by or through an attorney at law, Tenant agrees to pay fifteen percent (15%) thereof as attorneys' fees. Tenant waives all homestead rights and exemptions which he may have under any law as against any obligation owing under this lease. Tenant hereby assigns to Landlord his homestead and exemption.

RIGHTS CUMULATIVE          24. All rights, powers and privileges conferred
                  hereunder upon parties hereto shall be cumulative but not restrictive to those given by law.

SERVICE OF NOTICE          25. Tenant hereby appoints as his agent to receive
                  service of all dispossessory or distraint proceedings and notices hereunder, and all notices required under this lease, the person in charge of leased premises at the time, or occupying said premises; and if no person is in charge of, or occupying said premises, then such service or notice may be made by attaching the same on the main entrance to said premises. A copy of all notices under this lease shall also be sent to Tenant's last known address, if different from said premises.

WAIVER OF RIGHTS           26. No failure of Landlord to exercise any power
                  given Landlord hereunder, or to insist upon strict compliance by Tenant with his obligation hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof.

TIME OF ESSENCE            27. Time is of the essence of this agreement.

DEFINITIONS                28. "Landlord" as used in this lease shall include
                  first party, his heirs, representatives, assigns and successors in title to premises. "Tenant" shall include second party, his heirs and representatives, and if this lease shall be validly assigned or sublet, shall include also Tenant assignees or sublessees, as to premises covered by such assignment or sublease. "Landlord," and "Tenant" include male and female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

SPECIAL                    29. In so far as the following stipulations conflict
STIPULATIONS      with any of the foregoing provisions, the following shall
                  control: See Exhibit "B" attached hereto and incorporated herein by this reference.

         This lease contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein, shall be of any force or effect.



                      [SIGNATURES APPEAR ON FOLLOWING PAGE]



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         IN WITNESS WHEREOF, the parties herein have hereunto set their hands and seals, in triplicate, the day and year first above written.


Signed, sealed and delivered as to Landlord, in the GBC PROPERTIES, LLC presence of:

/s/ Marsha N. Watkins               By: /s/ W. H. Britt
------------------------------          ---------------------------------
                                        Name: W. H. Britt
Marsha N. Watkins                             ---------------------------
------------------------------          Title: Manager
Notary Public                                  --------------------------


Signed, sealed and delivered as to Tenant, in the GWINNETT BANKING COMPANY presence of:

/s/ Marsha N. Watkins               By: /s/ John T. Hopkins III
------------------------------          ---------------------------------
                                        Name: John T. Hopkins III
Marsha N. Watkins                             ---------------------------
------------------------------          Title: Chief Financial Officer
Notary Public                                  --------------------------



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                                   EXHIBIT "B"

1. EXTENSION OF TERM. At the expiration of the initial five (5) year term of this Agreement and at the expiration of each extension period as provided in this paragraph, provided that Tenant is not in default under any of the terms or conditions of this Commercial Lease Contract, the term of this Agreement shall be automatically extended for two additional five (5) year periods pursuant to the same terms and conditions as this Commercial Lease Contract, except as such terms and conditions may be modified by the terms and conditions set forth below. Written notice of such modifications shall be provided by Landlord to Tenant at least ten (10) days prior to the end of the current term of the Commercial Lease Contract or any extension period as provided herein. Either party desiring to terminate this Commercial Lease Contract shall give to the other party written notice of the intent not to renew the term of the Agreement at least ten (10) days prior to the end of the current term thereof, in which case this Commercial Lease Contract shall terminate and be of no further force and effect at the end of said term period.

2. CPI INCREASES. On the first day of the initial extension period as described above and on the first day of each subsequent extension period, the rent described in Paragraph 3 of this Commercial Lease Contract shall be adjusted and changed. Such adjustment and change in the rent amount shall be determined in accordance with adjustments in the Consumer Price Index ("CPI") as provided for herein. The CPI is herein defined as the "United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index, United States, for all urban consumers, All Items (1982-84 = 100)."


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         At the beginning of each extension period as provided above, the rent shall be adjusted by the "percentage change" in the CPI on the initial day of each extension period as compared to the CPI prevailing sixty (60) months prior to such date. All such adjustments shall be made retroactive to such five-year anniversary date. All such adjustments shall be made to the nearest one-eighth of a percentage point (0.125%).

         Landlord shall notify Tenant in writing of the amount of the newly adjusted rent and same shall be due on the first day of the applicable extension period and each month thereafter until adjusted again. However, in no event shall the rent due and payable hereunder be less than the rent provided for during the initial term of this Commercial Lease Contract, regardless of the value of the dollar as reflected by said CPI figure.

         In the event the amount of CPI increase is not known until after the first month of the period for which the adjustment is to be made, due to delays in publication of the CPI, or any other reason, then, upon notification of the increase by Landlord, the Tenant shall pay the full amount of the increase which is due for any prior month during the adjustment period within thirty (30) days following receipt of Landlord's written notice of the amount due.

         In the event the CPI is discontinued, ceases to incorporate significant items now incorporated therein, or if a substantial change is made in such CPI, the parties hereto shall use in its place any similar index established and compiled by an agency of the United States Government, and, if no such index is available, the parties shall attempt to agree on an alternative formula and, if agreement cannot be reached, the matter shall be submitted to arbitration under the rules of the American Arbitration Association then in effect.


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         The rent, as escalated, shall constitute the "rent" as such term is used throughout the Commercial Lease Contract.

3. BANKRUPTCY OR INSOLVENCY. Notwithstanding any other provisions contained in this Commercial Lease Contract, in the event (a) Tenant or its successors or assigns shall become insolvent or bankrupt, or if it or their interest under this Commercial Lease Contract shall be levied upon or sold under execution or other legal process, or (b) the depository institution then operating on the Premises is closed, or is taken over by any depository institution supervisory authority ("Authority"), Landlord may, in either such event, terminate this Commercial Lease Contract only with the concurrence of any Receiver or Liquidator appointed by such Authority; provided, that in the event this lease is terminated by the Receiver or Liquidator, the maximum claim of Landlord for rent damages, or indemnity for injury resulting from the termination, rejection, or abandonment of the unexpired Commercial Lease Contract shall by law in no event be in an amount equal to all accrued and unpaid rent to the date of termination.



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